UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/26/2006

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of principal executive offices, including zip code)

(215) 569-2200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

During the first quarter of 2006, the company entered into eight forward contracts to hedge portions of its British Pound and Canadian Dollar forecasted quarterly earnings. Throughout the year, a British Pound and a Canadian Dollar forward contract mature on the last day of each quarter.

Because these transactions do not meet the criteria for hedge accounting, U.S. Generally Accepted Accounting Principles require the open forward contracts be marked to market, with the resulting income or loss recorded in the company's income statement.

Since the end of the first quarter of 2006, there has been significant appreciation of the Pound Sterling and Canadian Dollar against the U.S. Dollar. If the current foreign exchange rates remain at their May 25, 2006 levels through June 30, 2006, the company would record a pre-tax loss of approximately $600,000 on its four open forward contracts as of the end of the second quarter. Should the current foreign exchange rates remain unchanged, this loss would be offset by the positive effect of foreign exchange on the expected British Pound and Canadian Dollar denominated earnings during the remainder of the year.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI Corp.

Date: May 26, 2006	By:	/s/ Mark A. Kerschner
Mark A. Kerschner
Executive Vice President and Chief Financial Officer